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                                                                   EXHIBIT 4.22

                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Second Amendment") effective as of March 10, 1995 (the "Second Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CORPORATION (the "Borrower"), a Texas corporation, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this Second Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually and as administrative agent for the Banks (in such capacity, the "Administrative Agent") and CHEMICAL BANK, as auction agent.


                                    RECITALS

         WHEREAS, the Borrower, the Administrative Agent and the Banks are parties to a Credit Agreement dated as of May 24, 1994 as amended by the First Amendment to Credit Agreement dated as of June 30, 1994 (the "Credit Agreement"); and

         WHEREAS, the Borrower, the Administrative Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Credit Agreement. On and after the Second Amendment Effective Date, the Credit Agreement shall be amended as follows:

         (a) The definition of "EBITDA" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "EBITDA" shall mean net earnings (excluding gains and losses on sales and retirement of assets, non-cash write downs, charges resulting from accounting convention changes and deductions for dry hole expenses) before deduction for federal and state taxes, interest expense (including capitalized interest), operating lease rentals or depreciation, depletion and amortization expense, all determined in accordance with GAAP.

         (b) The definition of "EBITDA/Interest Ratio" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "EBITDA/Interest Ratio" shall mean the ratio of (a) EBITDA of the Company and its Subsidiaries on a consolidated basis to (b) operating lease rentals and interest expense (including capitalized interest but excluding non-cash amortization of deferred financing costs) on all Indebtedness of the Company and its Subsidiaries on a consolidated basis for any twelve-month period ending on the last day of every calendar quarter during the period with respect to which the EBITDA/Interest Ratio is to be calculated.


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         (c)     Section 10.12 of the Credit Agreement is hereby amended in its entirety as follows:

                 10.12 EBITDA/Interest Ratio. The Company will not permit the EBITDA/Interest Ratio to be, at any time, less than

                 (a) 2.50:1.00 for any twelve month period ending on the last day of any calendar quarter prior to and including September 30, 1995;

                 (b) 2.75:1.00 for any twelve month period ending on the last day of any calendar quarter for the period from October 1, 1995 through and including March 31, 1996;

                 (c) 3.00:1.00 for any twelve month period ending on the last day of any calendar quarter for the period from April 1, 1996 through and including March 31, 1997; and

                 (d) 3.50:1.00 for any twelve month period ending on the last day of any calendar quarter thereafter.

         Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Second Amendment and any of the foregoing documents, the terms of this Second Amendment shall be controlling.

         Section 4. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Administrative Agent harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Second Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

         Section 5. Governing Law. This Second Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.




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         Section 6.       Descriptive Headings, etc.  The descriptive headings
of the several Sections of this Second Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 7. Entire Agreement. This Second Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Second Amendment.

         Section 8. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

         Section 9. Amended Definitions. As used in the Credit Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Second Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this Second Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized offices and effective as of the date first above written.

           NOTICE PURSUANT TO TEX. BUS. & COMM. CODE Section 26.02

         THIS SECOND AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.



                                        SEAGULL ENERGY CORPORATION,
                                        a Texas corporation




                                        By: ____________________________
                                            Robert M. King,
                                            Vice President, Corporate
                                            Development and Treasurer





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                                        CHEMICAL BANK,
                                        as Auction Agent



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        140 East 45th
                                        29th Floor
                                        New York, New York 10017
                                        Attention:  Ms. Terri Reilly






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                                        TEXAS COMMERCE BANK
                                             NATIONAL ASSOCIATION
                                        as Administrative Agent and as a Bank



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        712 Main Street
                                        Houston, Texas 77002
                                        Attention:  Manager, Energy Division






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                                        THE CHASE MANHATTAN BANK, N.A.



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        1221 McKinney, Suite 3000
                                        Houston, Texas 77010
                                        Attention:  Scott Porter
                                                    Vice President





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                                        MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        60 Wall Street
                                        New York, New York, 10260-0060
                                        Attention:  Loan Department






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                                        NATIONSBANK OF TEXAS, N.A.



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        700 Louisiana Street
                                        Houston, Texas 77002
                                        Attention:  Jo A. Tamalis
                                                    Senior Vice President





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                                        THE FIRST NATIONAL BANK OF BOSTON



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        100 Federal Street
                                        Energy & Utilities 01-15-04
                                        Boston, Massachusetts 02110
                                        Attention:  George W. Passela
                                                    Managing Director





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                                        ABN AMRO BANK N.V., HOUSTON AGENCY



                                        By:____________________________
                                           Name:
                                           Title:


                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        Three Riverway, Suite 1600
                                        Houston, Texas 70056
                                        Attention:  Ms. Cheryl I. Lipshutz





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                                        THE BANK OF NEW YORK



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        One Wall Street
                                        New York, New York 10296
                                        Attention:  Mr. Andrew G. Mathews
                                                    Vice President






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                                        BANQUE PARIBAS HOUSTON AGENCY



                                        By:____________________________
                                           Name:
                                           Title:


                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        1200 Smith Street, Suite 3100
                                        Houston, Texas 77002
                                        Attention:  Barton D. Schouest
                                                    Group Vice President





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                                      CREDIT LYONNAIS NEW YORK BRANCH



                                      By:____________________________
                                         Name:
                                         Title:

                                      Address for Notices:

                                      c/o Credit Lyonnais Representative Office
                                      1000 Louisiana, Suite 5360
                                      Houston, Texas 77002
                                      Attention:  Mr. A. David Dodd





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                                        THE FUJI BANK, LIMITED HOUSTON AGENCY



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        909 Fannin, Suite 2800
                                        Houston, Texas 77010
                                        Attention:  Mr. Jacques Azagury
                                                    Assistant Vice President





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                                        NBD BANK, N.A.




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        611 Woodward Avenue
                                        Detroit, Michigan 48226
                                        Attention:  Mr. Douglas R. Liftman
                                                    Second Vice President





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                                        SOCIETE GENERALE, SOUTHWEST AGENCY




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        4800 Trammell Crow Center
                                        2001 Ross Avenue
                                        Dallas, Texas 75201
                                        Attention:  Mr. Ralph Saheb
                                                    Vice President

                                        With a copy to:

                                        1111 Bagby, Suite 2020
                                        Houston, Texas 77002
                                        Attention:  Mr. Richard Erbert
                                                    Vice President






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                                        THE BANK OF TOKYO, LTD.,
                                             DALLAS AGENCY




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        909 Fannin, Suite 1104
                                        Two Houston Center
                                        Houston, Texas 77010
                                        Attention:  Mr. John M. McIntyre
                                                    Vice President






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                                        BANK OF SCOTLAND




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        380 Madison Avenue
                                        New York, New York 10017
                                        Attention:  Mr. Joseph Fratus






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                                        CAISSE NATIONALE DE CREDIT AGRICOLE




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        55 East Monroe Street
                                        Chicago, Illinois 60603-5702
                                        Attention:  Mr. Joseph Kunze
                                                    Vice President






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                                        CHRISTIANIA BANK OG KREDITKASSE




                                        By:____________________________
                                           Name:
                                           Title:


                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        11 West 42nd Street, 7th Floor
                                        New York, New York 10036
                                        Attention:  Mr. Jahn Roising
                                                    First Vice President






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                                        DEN NORSKE BANK AS




                                        By:____________________________
                                           Name:
                                           Title:


                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        333 Clay Street
                                        Suite 4890
                                        Houston, Texas 77002
                                        Attention:  Mr. Byron L. Cooley
                                                    First Vice President






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                                        MIDLAND BANK PLC, NEW YORK BRANCH




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        140 Broadway
                                        New York, New York 10005
                                        Attention:  Mr. Gregory B. Jansen
                                                    Director






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                                        FIRST INTERSTATE BANK OF TEXAS, N.A.



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        1000 Louisiana
                                        3rd Floor/MS #156
                                        Houston, Texas 77002
                                        Attention:  Ms. Collie Michaels
                                                    Vice President






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                                        THE BANK OF NOVA SCOTIA




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        Suite 3000, 1100 Louisiana
                                        Houston, Texas 77002
                                        Attention:  Mr. Mark Ammerman

                                        With copies to:

                                        600 Peachtree Street, N.E.
                                        Suite 2700
                                        Atlanta, Georgia 30308
                                        Attention:  Ms. Lauren Bianchi






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                                        CIBC INC.




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        Two Paces West
                                        2727 Paces Ferry Road
                                        Suite 1200
                                        Atlanta, Georgia 30339
                                        Attention:  Loan Operations

                                        With a copy to:

                                        Canadian Imperial Bank of Commerce
                                        Two Houston Center
                                        909 Fannin Street
                                        Houston, Texas 77010
                                        Attention:  Mr. Brian Swinford
                                                    Vice President






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                                        CITIBANK, N.A.




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        1200 Smith Street
                                        20th Floor
                                        Houston, Texas 77002
                                        Attention:  Ms. Lydia Junek






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                                        MELLON BANK




                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        Mellon Bank
                                        One Mellon Bank Center
                                        Room 151-4425
                                        Pittsburgh, Pennsylvania 15258-0001
                                        Attention:  Mr. A. Gary Chace
                                                    Senior Vice President
                                                    Energy & Utilities Group

                                        With a copy to:

                                        Mellon Financial Services
                                        1100 Louisiana, 36th Floor
                                        Houston, Texas  77002-5210
                                        Attention:  Mr. Richard Gould






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                                        FIRST UNION NATIONAL BANK OF
                                              NORTH CAROLINA

                                        By:     First Union Corporation of
                                                  North Carolina


                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        First Union Corporation
                                          of North Carolina
                                        1001 Fannin, Suite 2255
                                        Houston, Texas 77002
                                        Attention:  Mr. Jay M. Chernosky
                                                    Vice President






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                                        BANK OF MONTREAL



                                        By:____________________________
                                           Name:
                                           Title:

                                        Address for Notices:

                                        700 Louisiana, Suite 4400
                                        Houston, Texas 77002
                                        Attention:  Mr. Robert L. Roberts
                                                    Director, U.S. Corporate
                                                      Banking





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